Exhibit 5.1

                                 October 6, 1997


CytoTherapeutics, Inc.
2 Richmond Square
Providence, RI  02906

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Plan Act of 1933, as amended, for the registration of 2,000,000 shares of common stock ("Common Stock"), $.01 par value (the "Plan Shares"), of CytoTherapeutics, Inc. (the "Company") issuable upon the exercise of options granted under Company's 1997 StemCells Research Stock Option Plan (the "1997 Plan") and 182,620 shares of Common Stock (the "Assumed Shares" and together with the Plan Shares, the "Shares") issuable upon the exercise of options assumed by the Company (the "Options") that had previously been granted under the StemCells, Inc. 1996 Stock Option Plan (the "StemCells Plan").

         We have acted as counsel for the Company in connection with the 1997 Plan and the assumption of the Options and are familiar with the actions taken by the Company in connection therewith. For purposes of this opinion we have examined the Registration Statement, the 1997 Plan, the Options and such other documents as we deemed appropriate.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and the Shares, when issued and sold in accordance with the terms of the 1997 Plan and the Options, will be validly issued, fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of this Registration Statement.

                                                              Very truly yours,

                                                              /s/ Ropes & Gray
                                                              ----------------
                                                              Ropes & Gray